As filed with the Securities and Exchange Commission on February 27, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MESA LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-0872291
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	No.)

12100 West Sixth Avenue

Lakewood, Colorado 80228

(Address of principal executive offices)  (zip code)

Mesa Laboratories, Inc.

The Amended 2006 Stock Compensation Plan

(Full title of the plan)

Andrew N. Bernstein, Esq.

Andrew N. Bernstein, P.C.

8101 East Prentice Avenue, Suite 890

Greenwood Village, Colorado 80111

(Name and address of agent for service)

(303) 770-7131

(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale pursuant to the plan:  From time to time after the Registration Statement becomes effective.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			maximum		maximum
Title of			offering		aggregate		Amount of
securities to be	Amount to be		price per		offering		registration
registered	registered (1)		share		price		fee
Common Stock, no par value	400,000 shares	(2)		(3)	$21,100,000	(3)	$2,878.04

(1)           Pursuant to Rule 416, this Registration Statement covers any additional shares of Common Stock (“shares”) which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

(2)           This Registration Statement covers the registration of 400,000 additional shares issuable under the Plan, none of which has been issued as of the date hereof.  A registration statement on Form S-8, File Number 333-152210, covering the issuance and sale of 400,000 share from time to time upon exercise of stock options pursuant to the Plan, was filed with the Commission under the Securities Act of 1933, as amended, and became effective on July 9, 2008.

(3)           Pursuant to Rules 457(c), the offering price per share, the aggregate offering price and the amount of the filing fee for these 400,000 additional share were computed upon the basis of the closing price of the Common Stock within five business days prior to the date of filing of the Registration Statement ($52.75 per share on February 25, 2013).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is incorporated by reference in the Reoffer Prospectus which follows.  The Reoffer Prospectus, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitutes the Section 10(a) Prospectus.

REOFFER PROSPECTUS

The material which follows, up to but not including the pages beginning Part II of this Registration Statement, constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant’s Amended 2006 Stock Compensation Plan by affiliates of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

ii

REOFFER PROSPECTUS

800,000 SHARES

COMMON STOCK

MESA LABORATORIES, INC.

THE AMENDED 2006 STOCK COMPENSATION PLAN

We are registering on behalf of our employees, officers, directors and advisors up to 800,000 shares of our common stock purchasable by them pursuant to common stock options under our Amended 2006 Stock Compensation Plan (the “Plan”).  As of December 31, 2012, 493,445 options have been issued under the Plan, of which 405,365 options are currently outstanding, 88,080 options have been exercised, and 306,555 options remain available for grant.

This prospectus will be used by persons who are our “affiliates” to resell shares purchased by them under the Plan.  We will receive no part of the proceeds of any such sales, although we will receive the exercise price for the stock options.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person is authorized to give any information or to make any representation regarding the securities we are offering and investors should not rely on any such information.  The information provided in the prospectus is as of this date only.

The date of this prospectus is February 27, 2013.

AVAILABLE INFORMATION

We are a fully reporting company subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports and other information with the Securities and Exchange Commission.  Reports and other information which we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov.

Our common stock is traded on the Nasdaq Global Market under the symbol “MLAB.”  Our website is www.mesalabs.com.  The information contained on our website does not constitute a part of this prospectus.

We furnish annual reports to our shareholders which include audited financial statements.  We may furnish such other reports as may be authorized, from time to time, by our board of directors.

INCORPORATION BY REFERENCE

Certain documents have been incorporated by reference into this prospectus, either in whole or in part.  We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request, (i) a copy of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) a copy of all documents and information required to be delivered to our employees pursuant to Rule 428(b).  Requests for such information shall be addressed to us at Mesa Laboratories, Inc., 12100 West Sixth Avenue, Lakewood, Colorado 80228, telephone: (303) 987-8000.

INTRODUCTION

We pursue a strategy of focusing primarily on quality control products, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins.  We are organized into two divisions across four physical locations.  Our Instruments division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, semiconductor and petrochemical industries.  Our Biological Indicators division manufactures and markets biological indicators and distributes chemical indicators used to assess the effectiveness of sterilization processes, including steam, gas, hydrogen peroxide and radiation, in the hospital, dental, medical device and pharmaceutical industries.

Our executive offices are located at 12100 West Sixth Avenue, Lakewood, Colorado 80228, telephone (303) 987-8000.

SELLING STOCKHOLDERS

This prospectus covers possible sales by our executive officers, directors, advisors and employees of shares they acquire through exercise of options granted under the Plan.  The names of our affiliates who may be Selling Stockholders from time to time are listed below, along with the number of shares of common stock to be offered for sale.  The names of other affiliates who may offer shares for resale in the future, along with the number of shares which may be sold by each affiliate from time to time, will be updated in supplements to this prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act.  All Selling Stockholders are current or former executive officers and/or directors.  The address of each Selling Stockholder is the same as our address.  All shares listed below for sale represent shares issuable upon exercise of options granted under the Plan.

Maximum Number of Shares Which May
Name of Selling Stockholder	Be Sold Upon Exercise of Options

Luke R. Schmieder	6,400
John J. Sullivan	74,800
John V. Sakys	8,000
H. Stuart Campbell	3,350
Michael T. Brooks	8,200
Robert V. Dwyer	5,150
Evan C. Guillemin	7,000
David M. Kelly	3,400
Glenn E. Adriance	12,175

METHOD OF SALE

Sales of the shares offered by this prospectus will be made on The Nasdaq Global Market, where our common stock is listed for trading, in other markets where our common stock may be traded, or in negotiated transactions.  Sales will generally involve payment of customary brokers’ commissions by the Selling Stockholders.  There is no present plan of distribution.

SEC POSITION REGARDING INDEMNIFICATION

Our Articles of Incorporation provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the provisions described above, we have been informed that, in the opinion of the Commission, indemnification is against public policy as expressed in that Act and is therefore unenforceable.

DESCRIPTION OF THE PLAN

Our board of directors and our shareholders have adopted and approved the Plan.  Options granted pursuant to the Plan constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options which constitute nonqualified options at the time of issuance of such options.  The Plan provides that incentive stock options and/or nonqualified stock options may be granted to our officers, directors, employees and advisors selected by our Compensation Committee.  A total of 800,000 shares of common stock are authorized and reserved for issuance under the Plan, subject to adjustment to reflect changes in our capitalization in the case of a stock split, stock dividend or similar event.

The Plan is administered by our Compensation Committee, which has the sole authority to interpret the Plan and to make all determinations necessary or advisable for administering the Plan, including but not limited to:

•              who shall be granted options under the Plan;

•              the term of each option;

•              the number of shares covered by such option;

•              whether the option shall constitute an incentive option or a nonqualified option;

•                                          the exercise price for the purchase of the shares covered by the option, provided that the exercise price for any option must be at least equal to the fair market value of the shares as of the date of grant of such option;

•                                          the period during which the option may be exercised;

•                                          whether the right to purchase the number of shares covered by the option shall be fully vested on issuance of the option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments; and

•                                          the time or times at which the options shall be granted.

Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee ceases to be employed by the Company; provided, however, the Compensation Committee has the right to extend the exercise period following the date of termination of such optionee’s employment.  If an optionee’s employment is terminated by reason of death or disability, the Compensation Committee may extend the option term following the date of termination of the optionee’s employment.  Upon the exercise of the option, the exercise price must be paid in full either in cash, shares of our common stock or a combination.

If any option to purchase reserved shares shall not be exercised for any reason or if such option to purchase shall terminate as provided by the Plan, such shares which have not been so purchased shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan.  Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares.  Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities.  There are no assets administered under the Plan and, accordingly, no investment information is furnished.

No options may be assigned, transferred, hypothecated or pledged by the option holder except by will, the laws of intestate succession or as permitted by the Commission.  No person may create a lien on any securities under the Plan, except by operation of law.  However, there are no restrictions on the resale of the shares underlying the options.

The Plan will remain in effect until August 12, 2016.  Additional information concerning the Plan may be obtained from us at our address and telephone number.

APPLICABLE SECURITIES LAW RESTRICTIONS

If the optionee is deemed to be an “affiliate” (as that term is defined under the Securities Act), the resale of the shares purchased upon exercise of options covered hereby may be subject to certain restrictions and requirements, including compliance with the provisions of Rule 144 promulgated under the Securities Act.

In addition to the requirements imposed by the Securities Act, the antifraud provisions of the Exchange Act and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to the Plan.

Up to 800,000 shares may be issued under the Plan.  We have authorized 25,000,000 shares of common stock, of which 3,370,819 shares were outstanding as of December 31, 2012.  Shares of common stock outstanding are, and those to be issued upon exercise of options will be, fully paid and nonassessable, and each share of common stock is entitled to one vote at all shareholders’ meetings.  All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights.  There are no preemptive rights to purchase additional shares by virtue of the fact that a person is one of our shareholders.  Shareholders do not have the right to cumulate their votes for the election of directors.

Our officers and directors and owners of at least ten percent of our stock must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Exchange Act and the rules thereunder upon the receipt or disposition of any options.

TAX CONSEQUENCES

We have been advised that the federal income tax consequences of the Plan to us and the optionees, and possible exercise of options granted under the Plan, will depend upon future circumstances and possible changes in the tax laws.  The following summary discussion addresses certain federal income tax consequences of the Plan.  This discussion does not address all of the tax consequences that may be applicable to any particular optionee or to us.  In addition, this discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income tax.  This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this prospectus.

The income tax treatment of nonstatutory options is governed by §83 of the Code.  This section basically provides that if an option has a readily ascertainable fair market value when granted, then the optionee must recognize ordinary income at the time of grant but not at the time of exercise or disposal; if an option does not have a readily ascertainable fair market value when granted, the optionee must recognize ordinary income at the time of exercise or disposal of the option but not at the time of its grant.  We will receive a corresponding compensation deduction for the amount included by the optionee as income in the same year that the optionee includes such amount as income.  Consequently, whether a nonstatutory option has a readily ascertainable fair market value at grant will determine whether the grant or the exercise of the nonstatutory option is a taxable event for the optionee who rendered the services for which the option was granted.

No tax consequences result from the granting of an incentive stock option or from the exercise of an incentive stock option by an employee.  In addition, the employer will not be allowed a business expense deduction with respect to an incentive stock option unless the employee disposes of the stock prior to the required holding period.  The employee will be taxed at capital gain rates when he sells stock acquired under an incentive stock option plan, provided he has not disposed of the stock for at least two years from the date the option was granted to him and he has held the stock itself at least one year after the stock was transferred to him.  If the foregoing holding period rules are not satisfied, the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying sale.  For this purpose, the gain is equal to the lesser of (i) the fair market value of the stock on the date of exercise over the option price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock.  The employer is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.

Notwithstanding the preceding, when calculating income for alternative minimum tax purposes, the favorable tax treatment of §421(a) is disregarded and the bargain purchase element (that is, the spread between the option price and the fair market value of the option stock at exercise) of the incentive stock option will be considered as part of the taxpayer’s alternative minimum taxable income.

LEGAL MATTERS

The validity of the shares offered hereby has been passed on for us by Andrew N. Bernstein, P.C., 8101 East Prentice Avenue, Suite 890, Greenwood Village, Colorado 80111.

EXPERTS

Our balance sheets as of March 31, 2012 and 2011 and our statements of income, stockholders’ equity and cash flows for the years then ended, incorporated by reference to our Annual Report on Form 10-K for the year ended March 31, 2012, have been audited by EKS&H LLLP (formerly known as Ehrhardt Keefe Steiner & Hottman PC), Denver, Colorado, as set forth in their report included therein and incorporated by reference.  Our financial statements referred to above are incorporated by reference in reliance upon such report and upon the authority of such firm as an expert in auditing and accounting.

Our future financial statements and reports thereon of EKS&H LLLP will also be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2012 (including its audited financial statements for the years ended March 31, 2012 and 2011, together with the report of independent registered public accounting firm) filed pursuant to the Exchange Act;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012; September 30, 2012; and December 31, 2012;

(c)           The Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders of the Company held on September 14, 2012;

(d)           The description of the common stock that is contained in the Registrant’s Registration Statement on Form 8-A under the Exchange Act (File No. 0-11740);

(e)           The Registrant’s Current Report on Form 8-K dated February 6, 2013; and

(f)            The documents subsequently filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act.

All documents, reports and definitive proxy or information statements subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

Not applicable.

Item 5.           Interests of Named Experts and Counsel

Not applicable.

Item 6.           Indemnification of Directors and Officers

Article 109 of the Colorado Business Corporation Act (“CBCA”) provides broad authority for indemnification of directors and officers.  The Articles of Incorporation and Bylaws of Mesa Laboratories, Inc. (the “Registrant”) provide for indemnification of its officers and directors to the fullest extent permitted by the CBCA.  As permitted by Section 7-108-402 of the CBCA, the Registrant’s Articles of Incorporation provide that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except in certain limited circumstances.

Item 7.           Exemption from Registration Claimed

Not applicable.

Item 8.           Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit
Number		Description of Exhibit

4.1	—	The Amended 2006 Stock Compensation Plan of Mesa Laboratories, Inc.
5.1	—	Opinion of Andrew N. Bernstein, P.C.
23.1	—	Consent of EKS&H LLLP (formerly known as Ehrhardt Keefe Steiner & Hottman PC), independent registered public accounting firm
23.2	—	Consent of Andrew N. Bernstein, P.C. (included in its opinion filed as Exhibit 5.1)

Item 9.         Undertakings

(a)           Rule 415 Offerings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           [Not applicable since the Registrant is not a foreign private issuer.]

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           Filings Incorporating Subsequent Exchange Act documents by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Lakewood, Colorado on February 27, 2013.

MESA LABORATORIES, INC.

By:	/s/ JOHN J. SULLIVAN
John J. Sullivan, Ph.D., CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LUKE R. SCHMIEDER	Chairman of the Board of Directors	2/27/13
Luke R. Schmieder

/s/JOHN J. SULLIVAN	Chief Executive Officer, President,	2/27/13
John J. Sullivan, Ph.D.	Treasurer and Director (Principal Executive Officer)

/s/ JOHN V.SAKYS	Chief Financial Officer and Secretary	2/27/13
John V. Sakys	(Principal Financial and Accounting Officer)

/s/ H. STUART CAMPBELL	Director	2/27/13
H. Stuart Campbell

/s/ MICHAEL T. BROOKS	Director	2/27/13
Michael T. Brooks

/s/ ROBERT V. DWYER	Director	2/27/13
Robert V. Dwyer

/s/EVAN GUILLEMIN	Director	2/27/13
Evan Guillemin

/s/DAVID M. KELLY	Director	2/27/13
David M. Kelly

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit	Page Number

4.1	The Amended 2006 Stock Compensation Plan of Mesa Laboratories, Inc.
5.1	Opinion of Andrew N. Bernstein, P.C.
23.1	Consent of EKS&H LLLP (formerly known as Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm
23.2	Consent of Andrew N. Bernstein, P.C. (included in its opinion filed as Exhibit 5.1)	x